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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       CORPORATE ASSET BACKED CORPORATION
       UNDER SECTIONS 242 AND 245 OF THE DELAWARE GENERAL CORPORATION LAW


            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby executes and acknowledges its Amended and Restated Certificate of Incorporation pursuant to Sections 242 and 245 of the General Corporation law of the State of Delaware.

            The original Certificate of Incorporation was filed with the Secretary of State on the 22nd day of November, 1993.

            The Amended and Restated Certificate of Incorporation is as follows:

            FIRST: The name of this corporation is Corporate Asset Backed Corporation (hereinafter called the "CORPORATION").

            SECOND: The address of the Corporation's registered agent is Corporation Services Company, 2711 Centerville Road, Suite 400 Wilmington, DE 19808. The name of its registered agent is Corporation Services Company.

            THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities:

            (A) to act as depositor of a series of trusts to be created from time to time for the purpose of acquiring, owning and holding fixed-income securities and other ancillary or incidental assets, entering into swap agreements and offering securities evidencing interests in, or obligations of, such trusts; and

            (B) engaging in any lawful act or activity and exercising any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that, in either case, are incidental to and necessary or convenient for the accomplishment of the above mentioned purposes.

            FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is One Thousand (1,000) shares, all of which shares shall be common stock, $1.00 par value per share ("COMMON STOCK"). All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            a. Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall
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                                                                     EXHIBIT 3.1

be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation.

            b. Dividends and Other Distributions. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable to the holders of outstanding shares of Common Stock on a pro rata basis.

            c. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. The Corporation shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets for so long as any securities (the "SECURITIES") issued by a trust formed by the Corporation are outstanding.

            d. Indebtedness. So long as any Securities are issued and outstanding, the Corporation shall not incur any indebtedness, except to the extent necessary to carry out its obligations set forth in the Eleventh Article.

            e. Transactions With Affiliates. So long as any Securities are issued and outstanding, the Corporation shall enter into transactions with affiliates only on an arm's length basis and on commercially reasonable terms.

            f. Limitation on Transfer. No transfer of any direct or indirect ownership interest in the Corporation may be made such that the transferee owns, in the aggregate with the ownership interests of its affiliates and family members, more than a 49% interest in the Corporation, unless such transfer is consented to by each trustee or indenture trustee for the Securities (collectively, the "TRUSTEE") and conditioned upon the delivery of an acceptable non-consolidation opinion to the Trustee and any rating agency rating the Securities at the request of the Corporation or any affiliate concerning, as applicable, the Corporation, the new transferee and/or their respective owners.

            FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Corporation's Board of Directors is expressly authorized to alter, amend, repeal or adopt the By-Laws of the Corporation; provided, however, that any such alteration, amendment, repeal or adoption that relates to or affects in any way the criteria for, qualifications of, or requirement that the Corporation maintain at least one "Independent Director" (as such term is defined in the Seventh Article), must receive the prior affirmative vote or written consent of each Independent Director.

            SIXTH: Elections of directors need not be by written ballot unless, and to the extent, so provided in the Corporation's By-Laws.

            SEVENTH: The Corporation shall at all times (except as noted hereafter in the event of death, incapacity, resignation or removal) have at least one director (an "Independent Director") each of whom


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                                                                     EXHIBIT 3.1

            (i) is not a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of the Corporation or any of its affiliates (provided that indirect stock ownership of the Corporation or of any affiliate by any person through a mutual fund or similar diversified investment pool shall be permitted);

            (ii) is not a director, officer, employee or affiliate of the Corporation or any affiliate, other than any affiliates of the Corporation that are special purpose bankruptcy-remote entities (the affiliates of the Corporation other than any affiliates of the Corporation that are special purpose bankruptcy-remote entities being hereinafter referred to as the "PARENT GROUP");

            (iii) is not a natural person related to any natural person referred to in clauses (i) and (ii);

            (iv) is not a trustee, conservator or receiver for any member of the Parent Group; and

            (v) has (A) prior experience as an independent director for a corporation whose charter documents require the unanimous written consent of all independent directors thereof before such corporation can consent to the institution of bankruptcy or insolvency proceedings against it or can file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

            In the event of the death, incapacity, resignation or removal of any Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director. The Board of Directors shall not vote on any matter requiring the vote of an Independent Director under this Certificate of Incorporation unless at least one Independent Director is then serving on the Board. Any person serving as an Independent Director may also serve as an Independent Officer.

            EIGHTH: To the extent permitted under the General Corporation Law of the State of Delaware, none of the Corporation's directors shall be liable to the Corporation or its stockholders for monetary damages as a result of breaching any fiduciary duty as a director. Any repeal or modification of this Eighth Article by the Corporation's stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation existing at the time of such repeal or modification.

            NINTH: To the extent permitted under the General Corporation Law of the State of Delaware, any person (including, but not limited to, stockholders, directors, officers and employees of the Corporation or any affiliate of the Corporation) may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Corporation or otherwise, and neither the Corporation nor its stockholders shall have any right in or to such independent ventures or to the income or profits derived therefrom.


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                                                                     EXHIBIT 3.1

            TENTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law, so long as any Securities are issued and outstanding, the Corporation shall not do any of the following:

            (a) engage in any business or activity other than as set forth in the Third Article hereof;

            (b) dissolve, liquidate, merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

            (c) incur or assume any indebtedness.

            If any prohibition contained in subparagraphs (a), (b) and (c) of this Tenth Article shall be held by a court to be unenforceable against the Corporation to prevent it from taking any action, then the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Directors) shall be required to authorize the taking of such action by the Corporation.

            Notwithstanding any other provision of this Certificate of Incorporation and any provision of law, so long as any Securities remain outstanding, the Corporation shall not, without the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Directors),

            (i) institute proceedings to be adjudicated bankrupt or insolvent,

            (ii) consent to the institution of bankruptcy or insolvency proceedings against it,

            (iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency,

            (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property,

            (v) make a general assignment for the benefit of creditors, or

            (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) above.

            When voting on whether the Corporation will take any action, each Director shall owe his or her primary fiduciary duty or other obligation to the Corporation (including, without limitation, the Corporation's creditors, whose interests such Director shall be required to consider) and not to the stockholders (except as may specifically be required by the General Corporation Law of the State of Delaware). Every stockholder of the Corporation shall be deemed, (i) by virtue of such stockholder's consent to this Certificate of Incorporation, with


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                                                                     EXHIBIT 3.1

respect to the current stockholder, and (ii) by virtue of such stockholder's purchase of stock of the Corporation, with respect to any subsequent stockholders, (x) to have consented to the foregoing provisions of this Tenth Article and without limitation (y) to have waived his, her or its right to cause a dissolution of the Corporation under Section 275(c) of the General Corporation Law of the State of Delaware.

            ELEVENTH: The Corporation shall ensure at all times that:

            (a) it conducts its business in its own name from an office that is separate and distinct from those of each member of the Parent Group;

            (b) it maintains and uses separate stationery, invoices, checks and telephone numbers from those of each member of the Parent Group;

            (c) it maintains separate corporate records, books of account and bank accounts from those of each member of the Parent Group;

            (d) none of the Corporation's assets are commingled with those of any member of the Parent Group and all of the Corporation's assets are held in the name of the Corporation;

            (e) any employee, consultant or agent of the Corporation or any other operating expense incurred by the Corporation, is paid from the assets of the Corporation;

            (f) it maintains an arm's length relationship with each member of the Parent Group and maintains separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

            (g) it pays its own liabilities and expenses only out of its own funds;

            (h) it observes all corporate organizational formalities with respect to itself;

            (i) it enters into transactions with affiliates only on a commercially reasonable basis;

            (j) it maintains a sufficient number of employees in light of its contemplated business operations;

            (k) it shall not guarantee or become obligated for the debts of any other entity or person;

            (l) it shall not hold out its credit as being available to satisfy the obligations of any other person or entity;

            (m) it shall not acquire the obligations or securities of its affiliates or owners, including partners or shareholders;


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                                                                     EXHIBIT 3.1

            (n) it shall not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (except for interests in Securities or a trust formed by the Corporation, or interests in assets of such a trust);

            (o) it shall not pledge its assets for the benefit of any other person or entity;

            (p) it shall hold itself out as a separate entity;

            (q) it shall correct any known misunderstanding regarding its separate identity;

            (r) it shall not identify itself as a division of any other person or entity; and

            (s) it shall maintain adequate capital in light of its contemplated business operations.

            TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute; provided, however, that, so long as any Securities are outstanding and held by non-affiliates of the Corporation, the Corporation shall not amend, alter, change or repeal any provision of the Third, Fourth, Fifth, Seventh, Tenth, Eleventh, Twelfth or Fifteenth Article of this Certificate of Incorporation (the "Restricted Articles") without (i) the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all (which shall be at least one) duly appointed or elected Independent Directors),
(ii) confirmation from each rating agency which rated any Securities at the request of the Corporation or any affiliate that such amendment would not result in the qualification, withdrawal or downgrade of any rating of any Securities and (iii) the consent of the Trustee; and provided, further, that the Corporation shall not amend or change any provision of any Article other than the Restricted Articles so as to be inconsistent with the Restricted Articles.

            THIRTEENTH: In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the Directors of the Corporation are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation (including without limitation, the Restricted Articles) and the By-Laws of the Corporation.

            FOURTEENTH: No By-Law hereinafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid had such By-Law not been adopted.

            FIFTEENTH: The Corporation is to have perpetual existence.


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                                                                     EXHIBIT 3.1

            IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of May, 2001.

                                    /s/ Thomas C. Naratil
                                    __________________________________
                                    Thomas C. Naratil
                                    President, Chief Executive Officer


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